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                                                                   EXHIBIT 10.41

                    AMENDMENT NO.2 TO EMPLOYMENT AGREEMENT
                    --------------------------------------

          AMENDMENT NO.2 TO EMPLOYMENT AGREEMENT ("Agreement"), dated as of December 31, 1998, by and among TRITON MANAGEMENT COMPANY, INC., a Delaware corporation (the "Company"), TRITON PCS HOLDINGS, INC., a Delaware corporation formerly known as Triton PCS, Inc. ("Triton"), and STEVEN R. SKINNER ("Executive").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, Executive is the record and beneficial owner of 70,537.70 (the "Existing Shares") of Triton's common stock, par value $.01 per share (the "Common Stock"); and

          WHEREAS, the Company, Triton and Executive are parties to that certain Employment Agreement dated as of February 4, 1998, as amended June 29, 1998 (as so amended, the "Employment Agreement") providing for, among other things, the employment of Executive by the Company and certain rights and obligations of the parties respecting the Existing Shares; and

          WHEREAS, Triton has entered into a certain Norfolk Preferred Stock Purchase Agreement dated as of December 31, 1998 (the "Purchase Agreement") among Triton, the Cash Equity Investors, the Management Stockholders and the Independent Directors party thereto (as each such term is defined in the Purchase Agreement); and

          WHEREAS, in connection with the Closing (as defined in the Purchase Agreement), Executive was awarded on the date hereof an additional 10,000.00 shares of Common Stock (the "Norfolk Shares"); and

          WHEREAS, the parties desire to further amend the Employment Agreement to reflect the issuance of shares of Common Stock to Executive pursuant to the Purchase Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company, Triton and Executive, intending to be legally bound, hereby agree as follows:

     1.   Amendment to Definition.  From and after the date hereof, all
          -----------------------
references to the term "Shares", as that term is defined in the Employment Agreement, shall include the Existing Shares and the Norfolk Shares.

     2.   No Further Changes.  Except for such amendment, all other terms and
          ------------------
conditions of the Employment Agreement shall remain the same and continue in full force
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and effect, and the Employment Agreement, as amended hereby, shall constitute the legally valid and binding obligation of the parties hereto enforceable in accordance with its terms.

          IN WITNESS WHEREOF, each of the Company and Triton has caused this Agreement to be executed by a duly authorized officer, and Executive has hereunto set his hand as of the day and year first above written.

                         COMPANY:
                         TRITON MANAGEMENT COMPANY, INC.


                         By: /s/ David D. Clark
                             --------------------------------------
                             David D. Clark, Senior Vice President


                         TRITON:
                         TRITON PCS HOLDINGS, INC.


                         By: /s/ David D. Clark
                             --------------------------------------
                             David D. Clark, Senior Vice President



                         EXECUTIVE:


                         /s/ Steven R. Skinner
                         ------------------------------------------
                         Steven R.Skinner

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